UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 28, 2006

Security With Advanced Technology, Inc.
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

001-32566 (Commission File Number)	20-1978398 (IRS Employer Identification No.)

489 N. Denver Avenue, Loveland, CO 80537
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (970) 461-0071

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement.

        At a special meeting of the shareholders of Security With Advanced Technology, Inc. (the “Company”) held on December 28, 2006 (the “Special Meeting”), the Company’s shareholders approved the Plan of Merger dated September 3, 2006 (the “Merger Agreement”) between the Company (formerly known as A4S Security, Inc.), the Company’s wholly owned subsidiary, Vizer Merger Sub, Inc. (“Merger Sub”), Vizer Group, Inc. (“Vizer”), Avurt International, Inc. (“Avurt”), Scott G. Sutton, Sandy Sutton and Michael Cox (collectively, the “Shareholders”). Pursuant to the terms of the Merger Agreement, Vizer merged with Merger Sub, with Vizer surviving the merger (the “Merger”) as a wholly-owned subsidiary of the Company. Accordingly, effective December 31, 2006, Vizer is a direct wholly owned subsidiary of the Company and Avurt, Vizer’s wholly owned subsidiary, is an indirect wholly owned subsidiary of the Company. Pursuant to the terms of the Merger Agreement, effective December 31, 2006, the Company entered into two-year employment agreements with each of Mr. Sutton, Mr. Cox and Thomas Muenzberg. Under these agreements, Mr. Sutton will be employed as the Company’s President at an annual salary of $140,000, Mr. Cox will be employed as the Company’s Vice President of Engineering at an annual salary of $125,000, and Mr. Muenzberg will be employed as the Company’s Vice President of Finance at an annual salary of $100,000. In the event the Company terminates the employment of Messrs. Sutton or Cox without cause (as such term is defined in their employment agreements) or the employee terminates his employment for good reason (as such term is defined in their employment agreements), the Company is required to pay the employee his salary and benefits for a period of six months. In the event the Company terminates the employment of Mr. Muenzberg without cause (as such term is defined in his employment agreement) or Mr. Muenzberg terminates his employment for good reason (as such term is defined in his employment agreement), the Company is required to pay Mr. Muenzberg his salary and benefits for a period of three months (provided that Mr. Muenzberg shall be eligible for six months severance following one year of continuous employment with the Company). At the discretion of the Company’s board of directors, Messrs. Sutton, Cox and Muenzberg may be entitled to receive cash bonuses from the Company.

        In addition, effective December 31, 2006, the Company entered into a registration rights agreement with each of Mr. Sutton and Mr. Cox, whereby Mr. Sutton and Mr. Cox received piggyback registration rights in connection with any underwritten registration of securities of the Company. In addition, in the event of a termination of the employment of Mr. Sutton or Mr. Cox without cause (as defined in their employment agreements), Mr. Sutton or Mr. Cox, as the case may be, shall have the right, exercisable once within six months of the date of termination, to cause the Company to register the shares of common stock of the Company issued to Mr. Sutton and Mr. Cox in connection with the Merger (including any shares issued pursuant to the earn-out arrangement discussed below under Item 2.01). Mr. Sutton’s registration rights agreement includes the shares of common stock of the Company issued to Mr. Sutton’s wife, Sandy Sutton, under the Merger Agreement. All such registration rights apply to all shares of common stock of the Company issued in connection with the Merger (including any shares issued pursuant to the earn-out arrangement) and are subject to the approval of and cutback or elimination by the Company (based upon market conditions).

Item 2.01.    Completion of Acquisition or Disposition of Assets.

        At the Special Meeting, the Company’s shareholders approved the Merger Agreement. Pursuant to the terms of the Merger Agreement, Vizer merged with Merger Sub, with Vizer surviving the Merger as a wholly-owned subsidiary of the Company. Accordingly, effective December 31, 2006, Vizer is a direct wholly owned subsidiary of the Company and Avurt is an indirect wholly owned subsidiary of the Company. As consideration under the Merger Agreement, the Shareholders received an aggregate of 754,380 shares of the Company’s newly issued restricted common stock and the Company repaid debt totaling $114,051. Up to an additional 533,333 shares of the Company’s newly issued restricted common stock may be issued to the Shareholders based upon future performance criteria under an earn-out arrangement. The Shareholders have the right to receive up to $750,000 of the earn-out consideration in cash rather than stock of the Company. Other than in respect of the Merger, there is no material relationship between the Company, any of its affiliates, directors or executive officers or any associates of its directors or executive officers, on the one hand, and any of Vizer, Avurt or the Shareholders, on the other hand.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        At the Special Meeting, the Company’s shareholders approved the election of Mr. Sutton to the Company’s board of directors to hold office until the next annual meeting of the Company’s shareholders or until his successor is duly elected and qualified. In addition, immediately following the Special Meeting on December 28, 2006 and pursuant to the terms of the Merger Agreement, Mr. Sutton was appointed President of the Company and simultaneously with that appointment Thomas Marinelli resigned his position as President. Mr. Marinelli will remain Chief Executive Officer of the Company. The material terms of Mr. Sutton’s employment with the Company are discussed above under Item 1.01.

        Mr. Sutton's professional experience and background are as follows:

         Scott G. Sutton – Mr. Sutton founded Vizer Group, Inc. in May 2002 and Avurt International, Inc. in December 2005 and serves as the President of both companies. He has spent the past 20 years in sales, pubic relations and operations management for large public and private companies. While working for Hastings & Humble, a public relations firm, during 1987 and 1988, he served as the Public Relations Account Manager for Intel, Tektronix, and White/GMC in Portland, Oregon before joining Target Stores as an Operations Manager in 1988. Mr. Sutton joined CompUSA in 1996 as a Sales and Operations Manager assisting in location and corporate sales growth. In 1998, he joined Milgard Windows as a sales manager before moving on to become the Sales Director of Boulder based Konetix, Inc., a software development company, in 2000. He started Vizer to fill a technology and IT gap in the facilities security integration market. Mr. Sutton received his B.A. in Communications from Washington State University. Mr. Sutton is 42 years old.

        In addition, on December 29, 2006, David Welch was appointed to fill a vacant seat on the Company’s board of directors to hold office until the next annual meeting of the Company’s shareholders or until his successor is duly elected and qualified. Mr. Welch was also appointed to serve on the Corporate Governance and Nominating Committee, the Compensation Committee and the Audit Committee in the position of Audit Chair. In connection with his appointment Mr. Welch was granted 27,000 stock options under the Company’s 2004 Stock Incentive Plan, as amended, exercisable at $5.45 per share, vesting over a three-year period and expiring ten years following the date of grant. Prior to his appointment, Mr. Welch had no equity ownership rights in the Company, no transactions with the Company and no family relationship with any other director or executive officer of the Company. There was no arrangement or understanding between Mr. Welch and the Company at the time of his appointment.

        Mr. Welch’s professional experience and background are as follows:

        David E. Welch — Since October 1, 2004, Mr. Welch has been a director of AspenBio Pharma, Inc., a public company in the bio-pharma industry. Mr. Welch has served as Vice President and Chief Financial Officer of American Millennium Corporation, Inc., a public company located in Golden, Colorado, since April 2004. He also is a self-employed financial consultant. From July 1999 to June 2002, Mr. Welch served as Chief Financial Officer, Secretary and Treasurer of Active Link Communications, Inc., another publicly traded company. During 1998, he served as Chief Information Officer for Language Management International, Inc., a multinational translation firm located in Denver, Colorado. From 1996 to 1997, he was Director of Information Systems for Mircromedex, Inc., an electronic publishing firm, located in Denver, Colorado. Mr. Welch also serves on the Boards of Directors of Advanced Nutraceuticals, Inc., and Communication Intelligence Corporation, both publicly traded companies. He received a B.S. degree in accounting from the University of Colorado. Mr. Welch is a Certified Public Accountant, licensed in the State of Colorado. Mr. Welch is 59 years old.

Item 7.01.   Regulation FD Disclosure.

        On January 4, 2007, the Company issued a press release entitled: “SWAT Shareholders Approve Vizer/Avurt Acquisition, October 2006 Financing Terms and Election of New Board Member.” A copy of this press release is furnished as Exhibit 99.3.

        In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibit

Exhibit Number	Description of Exhibit

10.1	Plan of Merger dated as of September 3, 2006 by and among A4S Security, Inc., Vizer Merger Sub, Inc., Vizer Group, Inc., Avurt International, Inc., Scott G. Sutton, Sandy Sutton and Michael Cox (incorporated by reference to Form 8-K filed September 5, 2006)
10.2	Employment Agreements effective December 31, 2006 between Security With Advanced Technology, Inc. and each of Scott G. Sutton, Michael Cox and Thomas Muenzberg (incorporated by reference to Form 8-K filed September 5, 2006)
10.3	Registration Rights Agreement effective December 31, 2006 between Security With Advanced Technology, Inc. and each of Scott G. Sutton and Michael Cox (incorporated by reference to Form 8-K filed September 5, 2006)
99.1	Financial statements of Vizer Group, Inc. and Avurt International, Inc. (incorporated by reference to Schedule 14A filed on November 30, 2006)
99.2	Pro Forma Financial Information of Vizer Group, Inc. and Avurt International, Inc. (incorporated by reference to Schedule 14A filed November 30, 2006)
99.3	Press Release, dated January 4, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2007	Security With Advanced Technology, Inc. Signature: /s/ Jeffrey G. McGonegal Name: Jeffrey G. McGonegal Title: Chief Financial Officer